Exhibit 99.1

Press Release

                                               Contact:
                                               Andrew Nibley
                                               Burson-Marsteller
                                               212-614-4399
                                               andrew_nibley@marsteller.com



      Convera Names Sprint Veteran Kurt Gastrock as Chief Operating Officer

Vienna, VA, November 10, 2005 - Convera Corporation (NASDAQ:CNVR), a leading provider of search technologies to commercial enterprises and government agencies, today named Kurt C. Gastrock, a long-time Sprint Corporation (NYSE: S) executive, to serve as its Chief Operating Officer.

"We are delighted that an executive with Kurt's management and operational experience has agreed to join Convera's senior management team at this important juncture in the company's development," said Patrick C. Condo, Convera President and Chief Executive Officer.

Gastrock has more than 15 years combined experience with Sprint, ranging from sales, to operations, to general management of a significant business segment. Most recently, Gastrock served as Vice President and General Manager of Sprint Wireless Sites. In this role, he was responsible for all aspects of Sprint's $200 million per year cell tower lease-up business, managing a large, geographically-dispersed team, and leading the divestiture to Global Signal, valued at more than one billion dollars.

Gastrock previously held the jobs of Vice President of Sprint Hosting Solutions and Vice President of Sprint E|Solutions during his career at the telecommunications giant. He also served as Vice President of Engineering at application service provider USinternetworking, Inc. headquartered in Annapolis, Maryland.

"I couldn't be happier about joining Convera," stated Mr. Gastrock. "Search technology is one of the fastest growing markets and I firmly believe that Convera, with its patented technologies and emerging Excalibur(TM) offering, is uniquely positioned to take advantage of that growth in both the commercial and government markets."

About Convera
Convera is a leading provider of search technologies to commercial enterprises and government agencies. Through its two offerings, Excalibur(TM), a newly developed Web search solution and RetrievalWare(R), its "flagship" enterprise search product, Convera offers unique search technology capable of providing an integrated results page derived from both intranet and Internet content. Convera's technologies manage vast stores of structured and unstructured information that exist within internal repositories and on the Web by providing highly scalable, fast, accurate and secure search capabilities across text, video, image and audio information, in multiple languages. More than 900 customers in 40 countries rely on Convera search solutions to power a broad range of mission-critical applications. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com



This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; the ability to continue funding operating losses; fluctuations in operating results including impacts from reduced corporate IT spending and lengthier sales cycles; continued success in technological advances and development including the Excalibur Web initiative; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's reports to the Securities and Exchange Commission. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the SEC. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera:
Convera(R), RetrievalWare(R), Excalibur(TM) and Screening Room(R). The names of actual companies and products mentioned herein, if any, may be the trademarks of their respective owners.